ZipRealty Reports Fourth Quarter and Full Year 2012 Results

•	Adjusted EBITDA of $0.8 Million for Full Year Fulfills Primary 2012 Financial Objective
•	Revenue of $73.8 Million for Full Year 2012, with Same-Market Revenue Up 2% in 4Q 2012 Compared to 4Q 2011
•	Three New Markets Added to Powered by Zip Network for a Total of 15 Partners

EMERYVILLE, Calif., March 5, 2013 − ZipRealty, Inc. (http://www.ziprealty.com) (NASDAQ: ZIPR), the most prominent online real estate brokerage company and technology provider in the United States, serving 19 metropolitan markets through its company owned-and-operated real estate brokerage and an additional 15 markets through its Powered by Zip network, today announced financial results for the fourth quarter and full year ended December 31, 2012.

Fourth Quarter 2012

Net revenues were $17.7 million, a 4% decrease from the $18.5 million reported in the fourth quarter last year. Excluding markets closed in the past 24 months, net revenues of $17.7 million increased 2% from the same market net revenues of $17.4 million in the fourth quarter last year, the strongest year to year revenue comparison for these markets in 10 quarters. The Company’s net loss for the quarter was $2.0 million, or a net loss of $0.10 per share. Adjusted EBITDA for the quarter was $0.01 million, which was an improvement of $0.9 million over the prior year’s fourth quarter.

Full Year 2012

Net revenues were $73.8 million, a 13% decrease from the $85.1 million reported in 2011. Excluding markets closed in the past 24 months, net revenues of $73.1 million decreased 7% from the same market net revenues of $78.5 million in 2011. The Company’s net loss for the year was $9.7 million, or a net loss of $0.47 per share. Adjusted EBITDA for the year was $0.8 million, an improvement of $3.8 million over that of prior year. The Company’s financial results not only exceeded its Adjusted EBITDA expectations, but also represented the first year of positive Adjusted EBITDA since 2005.

Lanny Baker, Chief Executive Officer and President of ZipRealty, commented, “I am pleased to confirm that we achieved positive Adjusted EBITDA of $0.8 million in 2012. We are encouraged that revenue, specifically net transaction revenue on a same market basis, grew in the fourth quarter and we are focused on accelerating ZipRealty’s growth momentum in 2013.”

Baker continued, “In 2012, we continued to build upon the integrated technology and agent solutions that set ZipRealty apart. We rolled out the next generation of Zap, our proprietary customer service technology, and launched a new Zap training program that empowers agent users to fully leverage all of Zap’s tools and functionality. On the consumer side, we made continuous improvements to our web and mobile products that are now propelling user numbers and customer acquisition metrics.”

“2012 was also a year of revitalization in our owned and operated brokerage business and growth in Powered by ZipRealty,” said Baker.

ZipRealty added a National Recruiting Director in November who has overseen the hiring of recruiters in all of ZipRealty’s owned and operated markets and implemented a comprehensive marketing program to facilitate agent growth in 2013.

The Powered by Zip business has continued to expand with the addition of three new brokerage partners in the real estate markets of Miami, Minneapolis, and Virginia Beach, Va. These additions bring the total number of brokerages in the Powered by Zip network to 15.

For the year ended 2012, ZipRealty closed $2.6 billion in real estate transaction home value from its owned and operated business. Simultaneously, the Powered by Zip network partners closed $201 million in transaction home value using the Powered by Zip system.

The Company announced the following operating metrics for the fourth quarter 2012:

•	The total value of real estate transactions closed was $633 million versus $647 million in the same period the previous year. The total value of same market real estate transactions closed was $633 million in the fourth quarter of 2012 versus $605 million in the same period the previous year.

•	Average net transaction revenue per close was $6,831 compared to $5,890 in the same period the previous year. Same market average net transaction revenue per close was $6,831 compared to $5,891 in the previous year’s fourth quarter.

•	The total number of transactions closed in the quarter was 2,395 compared to 2,921 in the same period the previous year. Same market total transactions closed were 2,395 compared to 2,728 in the previous year’s fourth quarter.

•	As of December 31, 2012, there were 1,540 ZipRealty agents engaged, compared to 1,701 agents at the end of the fourth quarter in the previous year and 1,583 agents at September 30, 2012.

Balance Sheet & Liquidity

As of December 31, 2012, the Company had approximately $12.9 million of cash, cash equivalents and short-term investments, with no long-term debt. Relative to September 30, 2012, the Company’s cash, cash equivalents and short-term investments was lower by approximately $6.2 million largely due to the payment of the $5.8 million liability related to the Company’s settlement with the California Department of Labor and payroll tax expenses associated with the settlement as well as restructuring expenses.

Financial Outlook

Based on current information, the Company expects 2013 first quarter net revenue to be in the range of $15 million to $16 million, with same market transaction revenue in line with that of the first quarter in the previous year. First quarter Adjusted EBITDA is expected to be negative, in the range of $1.3 million to $1.6 million, reflecting the seasonality of the quarter as well as our growth investments. The Company expects Adjusted EBITDA for the full year 2013 to be positive.

Use of Non-GAAP Financial Measures

To supplement its financial statements presented in accordance with Generally Accepted Accounting Principles (“GAAP”), ZipRealty uses a non-GAAP measure it refers to as Adjusted EBITDA. The Company defines Adjusted EBITDA as net income (loss) less interest income plus interest expense, provision for income taxes, depreciation and amortization expense, stock-based compensation and further adjusted to eliminate the impact of certain items that the Company does not consider reflective of its ongoing core operating performance, including litigation settlement charges associated with the Company’s former model for its agents, which has since been transitioned from an employee to an independent contractor model. This non-GAAP measure is provided to enhance the user's overall understanding of ZipRealty’s current financial performance and its prospects for the future, particularly in comparison to the practices of other reasonably similar firms. ZipRealty believes this non-GAAP measure provides useful information to both management and investors by excluding certain items it believes are not reflective of its core operating results and thus presents a more meaningful basis for comparison between periods. Further, this non-GAAP measure presents key information the Company uses for planning, forecasting its future operations and as a measure for determining management compensation. The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with GAAP. A reconciliation of this non-GAAP measure to the most comparable GAAP measure, net income (loss) is provided in the attached tables.

Conference Call Details

A conference call to discuss fourth quarter financial results for 2012 is scheduled for Tuesday, March 5, 2013 at 5:00 pm Eastern Time. Investors seeking access to the call are asked to dial: 866.578.5784, passcode: 24576413. The conference call will be simultaneously webcast on the Investor Relations portion of the Company's website, www.ziprealty.com. A replay of the call will also be available through March 12, 2013, at 888.286.8010, passcode: 61904302.

About ZipRealty, Inc.

ZipRealty is a leading national real estate brokerage and provider of proprietary technology and comprehensive online marketing tools for the residential real estate brokerage industry. For home buyers and sellers who increasingly want control, choice and a seamless, customized service, ZipRealty offers Internet-enabled, state-of-the-art technology and complete access to accurate, timely information via its website and mobile applications, which real estate professionals can combine with their own local knowledge and personal expertise to offer an exceptional start-to-finish client experience. For real estate professionals who seek more productive ways to conduct business, ZipRealty provides technology and online marketing tools to enhance their online sales channel, including lead generation, conversion and service of their clients.

The ZipRealty technology and online marketing products serve its full-service, owned-and-operated residential real estate brokerage business in 19 markets nationwide, as well as its Powered by Zip network of leading third-party local brokerages in 15 markets.

Like us on Facebook, follow us on Twitter, or for more information, visit www.ziprealty.com or call 1-800-CALL-ZIP.

Cautionary Language

This release contains forward-looking statements within the meaning of the "safe harbor" provisions of the federal securities laws, including, without limitation, statements regarding accelerating the Company’s growth momentum in 2013, propelling user numbers and customer acquisition metrics, facilitating agent growth in 2013, and statements under “Financial Outlook” concerning expected net revenues, same market transaction revenue and Adjusted EBITDA for the first quarter of 2013 and Adjusted EBITDA for full year 2013. The forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. The risks and uncertainties include but are not limited to the Company’s history of losses and expectations concerning future losses, volatility in the real estate market, macroeconomic factors such as unemployment, tight credit, inventory levels, foreclosure processing delays and the impact of government programs, the Company’s ability to reverse market share declines, to build its new and unproven Powered by Zip network, to comply with often complex federal and state laws and regulations concerning its agent classification, compensation, termination and other business practices, to successfully adapt to changes in the management team, to remain an innovation leader in its industry, to access leads and MLS listings from third parties that it does not control, to adapt to changes in technologies and practices relating to the nature and use of information, to protect arrangements for diversifying its revenue stream, to attract agents with its atypical value proposition, and to manage the growth of technology and control systems, the impact of website advertising and lead generation services on the visit-to-transaction pathway of potential customers, the Company’s pursuit of revenue growth opportunities that may reduce its profit margins, seasonality, protecting the privacy of consumer information, systems security, interruptions, delays and failures, geographic concentration, the protection and defense of the Company’s intellectual property rights, and other risk factors set forth in the Company's Form 10-K for the year ended December 31, 2011. The forward-looking statements included in this release are made as of today’s date and, except as otherwise required by law, ZipRealty does not intend to update these forward-looking statements to reflect events or circumstances after the date hereof.

ZipRealty, Inc.

Consolidated Statements of Operations (unaudited)

(in thousands, except per share amounts and operating data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011

Net revenues	$17,692	$18,522	$73,820	$85,149

Operating costs and expenses
Cost of revenues (exclusive of amortization) (1)	10,056	9,781	40,661	45,757
Product development (1)	1,733	2,150	6,957	8,738
Sales and marketing	4,796	6,074	20,490	28,079
General and administrative	1,879	2,197	7,795	9,147
Litigation charge	825	268	5,825	878
Restructuring charges, net	296	61	1,686	2,339
Total operating costs and expenses	19,585	20,531	83,414	94,938

Income (loss) from operations	(1,893)	(2,009)	(9,594)	(9,789)
Interest income	4	7	22	58
Income (loss) before income taxes	(1,889)	(2,002)	(9,572)	(9,731)
Provision for (benefit from) income taxes	106	-	106	-

Net income (loss)	$(1,995)	$(2,002)	$(9,678)	$(9,731)

Net income (loss) per share:
Basic and diluted	$(0.10)	$(0.10)	$(0.47)	$(0.47)

Weighted average common shares outstanding:
Basic and diluted	20,659	20,542	20,641	20,543

(1)	Amortization of internal-use software and website development costs included in product development

Supplemental operating data (unaudited) (2)
Number of agents at beginning of period	1,583	2,043	1,701	3,403
Number of agents at end of period	1,540	1,701	1,540	1,701
Total value of real estate transactions closed during period (in millions)	$632.6	$647.0	$2,617.6	$3,284.8
Number of transactions closed during period (3)	2,395	2,921	10,418	14,255
Average net revenue per transaction during period (4)	$6,831	$5,890	$6,577	$5,599
Same market number of agents at beginning of period	1,583	1,810	1,615	2,347
Same market number of agents at end of period	1,540	1,615	1,540	1,615
Same market total value of real estate transactions closed during period (in millions)	$632.6	$604.5	$2,584.4	$3,012.0
Same market number of transactions closed during period (3)	2,395	2,728	10,299	12,862
Same market average net revenue per transaction during period (4)	$6,831	$5,891	$6,578	$5,693

(2)	Supplemental operating data includes owned-and-operated markets only.

(3)	The term "transaction" refers to each representation of a buyer or seller in a real estate purchase or sale.

(4)	Average net revenue per transaction equals net transaction revenues divided by number of transactions with respect to each period.

Reconciliation of non-GAAP adjusted EBITDA to net loss (unaudited, in thousands)

The Company defines Adjusted EBITDA as net income (loss) less interest income plus interest expense, provision for income taxes, depreciation andamortization expense, stock-based compensation and further adjusted to eliminate the impact of certain items that it does not consider reflective of its ongoing core operating performance. The Company presents Adjusted EBITDA because it believes it assists investors and analysts in comparing its core operating performance across reporting periods on a consistent basis by excluding items that the Company does not believe are reflective of its core operating performance.

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011

GAAP net loss as reported	$(1,995)	$(2,002)	$(9,678)	$(9,731)
Add back
Interest income	(4)	(7)	(22)	(58)
Provision for income tax	106	-	106	-
Depreciation and amortization	489	501	1,807	1,974
Stock-based compensation expense	295	308	1,179	1,610
Restructuring charges, net (5)	296	61	1,606	2,339
Litigation (non-core operations)	825	268	5,825	878
Non-GAAP Adjusted EBITDA	$12	$(871)	$823	$(2,988)

(5)	Restructuring charges, net for Adjusted EBITDA reconciliation purposes excludes $80,000 of non-cash stock based compensation expense associated with a modification of certain awards previously granted to employees affected by the restructuring which is reflected in the stock-based compensation expense line.

ZipRealty, Inc.

Consolidated Balance Sheets (unaudited)

(in thousands, except per share amounts)

	December 31	December 31,
	2012	2011
Assets
Current assets
Cash and cash equivalents	$12,921	$12,634
Short-term investments	-	9,501
Accounts receivable, net of allowance of $15 and $35, respectively	1,496	1,209
Prepaid expenses and other current assets	1,763	2,002

Total current assets	16,180	25,346

Restricted cash	500	500
Property and equipment, net	2,387	2,211
Other assets	362	239

Total assets	$19,429	$28,296

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$823	$1,096
Accrued expenses and other current liabilities	4,293	4,337
Accrued restructuring charges, current portion	221	250

Total current liabilities	5,337	5,683

Other long-term liabilities	592	781

Total liabilities	5,929	6,464

Stockholders' equity
Common stock: $0.001 par value; 100,000 shares authorized: 24,303 and 24,167
shares issued and 20,692and 20,565 outstanding, respectively	24	24
Additional paid-in capital	159,430	158,080
Accumulated other comprehensive income (loss)	-	(3)
Accumulated deficit	(128,334)	(118,656)
Treasury stock, at cost: 3,610 and 3,602 shares, respectively	(17,620)	(17,613)
Total stockholders' equity	13,500	21,832

Total liabilities and stockholders' equity	$19,429	$28,296

ZipRealty, Inc.

Consolidated Statements of Cash Flows (unaudited)

(in thousands)

	Twelve Months Ended December 31,
	2012	2011

Cash flows from operating activities
Net loss	$(9,678)	$(9,731)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	1,807	1,952
Amortization of intangible assets	-	22
Stock-based compensation expense	1,179	1,610
Non-cash restructuring charges	3	59
Provision for doubtful accounts	(15)	(68)
Amortization (accretion) of short-term investment premium (discount)	44	164
Loss on disposal of property and equipment	11	127
Changes in operating assets and liabilities
Accounts receivable	(272)	818
Prepaid expenses and other current assets	234	121
Other assets	(123)	19
Accounts payable	(273)	(1,179)
Accrued expenses and other current liabilities	(44)	(3,113)
Accrued restructuring charges, current portion	(29)	250
Other long-term liabilities	(189)	602
Net cash used in operating activities	(7,345)	(8,347)

Cash flows from investing activities
Restricted cash	-	(110)
Purchases of short-term investments	-	(14,565)
Proceeds from sale or maturity of short-term investments	9,460	23,832
Purchases of property and equipment	(1,980)	(1,586)
Proceeds from sale of fixed assets	15	-
Net cash provided by investing activities	7,495	7,571

Cash flows from financing activities
Proceeds from stock option exercises	144	35
Acquisition of treasury stock	(7)	(18)
Net cash provided by financing activities	137	17
Net increase (decrease) in cash and cash equivalents	287	(759)

Cash and cash equivalents at beginning of period	12,634	13,393

Cash and cash equivalents at end of period	$12,921	$12,634